Exhibit 99.1

NEWS RELEASE

April 29, 2021

Noble Midstream Announces Update on Anticipated Timing of Merger Closing and Quarterly Distribution

Houston, Texas - Noble Midstream Partners LP (NASDAQ: NBLX) (“Noble Midstream” or the “Partnership”) announced today that it expects to close the previously announced merger transaction with Chevron Corporation (“Chevron”) in mid-May. Under the terms of the merger agreement, at the closing, all of the publicly held common units representing limited partner interests in the Partnership will convert into the right to receive newly issued shares of Chevron common stock. As a result, Partnership unitholders are not expected to receive a quarterly distribution from the Partnership for the quarter ended March 31, 2021, and instead, unitholders are expected to receive a quarterly dividend, payable June 10, 2021, from Chevron for the quarter ended March 31, 2021, provided that such unitholders continue to hold the shares of Chevron common stock received in the merger on May 19, 2021, the record date for the Chevron quarterly dividend.

The Partnership expects to file its Form 10-Q for the quarter ended March 31, 2021 with the SEC in early May. Due to the anticipated timing of the closing of the merger, the Partnership will not host an earnings call for the quarter ended March 31, 2021, nor will it release a statement regarding earnings or hold an investor presentation.

About Noble Midstream

Noble Midstream is a master limited partnership originally formed by Noble Energy, Inc. and majority-owned by Chevron Corporation to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services and owns equity interests in oil pipelines in the DJ Basin in Colorado and the Delaware Basin in Texas. Noble Midstream strives to be the midstream provider and partner of choice for its safe operations, reliability, and strong relationships while enhancing value for all stakeholders. For more information, please visit www.nblmidstream.com.

Cautionary Statements

This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, “strategy”, “objective” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Partnership’s current views about future events. No assurances can be given that the forward-looking statements contained in this news release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the realization of expected benefits of the proposed transaction to the Partnership’s unitholders and the anticipated consummation of the proposed transaction and the timing thereof. For further discussion of risks and uncertainties, you should refer to those described under “Risk Factors” and “Forward-Looking Statements” in the Partnership’s most recent Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission (“SEC”). These reports are also available from the Partnership’s office or website, www.nblmidstream.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Midstream does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Chevron filed a registration statement on Form S-4, which included an information statement of Noble Midstream, with the U.S. Securities and Exchange Commission (“SEC”). The Registration Statement was declared effective by the SEC on April 13, 2021. INVESTORS AND SECURITYHOLDERS OF CHEVRON AND NOBLE MIDSTREAM ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND INFORMATION STATEMENT, PROSPECTUS, AND OTHER RELEVANT DOCUMENTS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive information statement has been mailed to securityholders of Noble Midstream. Investors and securityholders may obtain a free copy of such documents and other relevant documents filed by Chevron or Noble Midstream with the SEC from the SEC’s website at www.sec.gov. Securityholders and other interested parties are also able to obtain, without charge, a copy of such documents and other relevant documents from Chevron’s website at www.chevron.com under the “Investors” tab under the heading “SEC Filings” or from Noble Midstream’s website at www.nblmidstream.com under the “Investors” tab and the “SEC Filings” sub-tab.

Participants in the Solicitation

Chevron, Noble Midstream and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies and consents in respect of the transaction. Information about these persons is set forth in Chevron’s proxy statement relating to its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2021, and Noble Midstream’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 12, 2021, and subsequent statements of changes in beneficial ownership on file with the SEC. Securityholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ securityholders generally, by reading the consent solicitation statement prospectus statement, or other relevant documents regarding the transaction (if and when available), which may be filed with the SEC.

Contacts

Park Carrere

Investor Relations

(281) 872-3208

park.carrere@nblmidstream.com

2